SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 4, 2005

INTERMOUNTAIN COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463

(Commission File Number)	IRS Employer Identification No.

231 North Third Avenue
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (208) 263-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

     Effective March 4, 2005, Intermountain Community Bancorp (the “Company”) entered into amendments to the (i) Employment Agreements for Curt Hecker, President and CEO, and Jerry Smith, Executive Vice President; and (ii) Executive Severance Agreements for Executive Vice Presidents Doug Wright and John Nagel. The amendments provide that each executive is entitled to reimbursement of legal fees, up to a maximum amount for each executive, if his employment agreement is challenged after a change in control. The amendment eliminates a “loser pays” provision that would have entitled each executive to reimbursement of his legal expenses if and only if he prevailed in a dispute concerning the employment agreement, or full reimbursement to the Company of its legal expenses if it prevailed.

     Effective March 4, 2005, the Company also approved an amendment to the Long Term Incentive Plan so that, among other things, the Company assumes responsibility for maintaining the plan, which responsibility had previously been vested with the Company’s subsidiary, Panhandle State Bank. Administration of the plan has been delegated to the Company’s compensation committee.

Item 9.01 — Financial Statements and Exhibits

     (a)    Financial statements — not applicable.

     (b)    Pro forma financial information — not applicable.

     (c)    Exhibits – not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: March 10, 2005

INTERMOUNTAIN COMMUNITY BANCORP

By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer